CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Mutual Fund Series Trust relating to the financial statements and financial highlights of Catalyst Insider Income Fund, Catalyst/SMH High Income Fund, Catalyst/SMH Total Return Income Fund, Catalyst/MAP Global Balanced Fund, Catalyst/CIFC Floating Rate Income Fund, Catalyst Enhanced Income Strategy Fund, Catalyst Insider Buying Fund, Catalyst Energy Infrastructure Fund, Catalyst/MAP Global Equity Fund, Catalyst/Lyons Tactical Allocation Fund, Catalyst Dynamic Alpha Fund, Catalyst Systematic Alpha Fund, Catalyst/Warrington Strategic Program Fund, Catalyst Buffered Shield Fund, Catalyst/Millburn Dynamic Commodity Strategy Fund, Catalyst/Millburn Hedge Strategy Fund, and Catalyst Nasdaq-100 Hedged Equity Fund, each a series of shares of beneficial interest in Mutual Fund Series Trust. Such financial statements and financial highlights appear in the June 30, 2022 Annual Report to Shareholders.

BBD, LLP

Philadelphia, Pennsylvania

October 24, 2023